UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2025

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2025, the Company entered into that certain securities purchase agreement (the “Securities Purchase Agreement”), with an accredited investor, York Sun Investment Holding Limited, a British Virgin Islands company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, upon the terms and conditions set forth in the Securities Purchase Agreement, 141,643 shares of the Company’s common stock, par value $0.0001 per share, for $500,000 (the “Purchase Price”), which is equal to a purchase price of $3.53 per share. The closing is anticipated to occur on or before June 6, 2025, subject to the satisfaction of customary closing conditions. As previously reported, the Company issued that certain senior secured promissory note in the principal amount of $2,845,000.00 (the “Note”) to Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”), on June 5, 2024. On May 29, 2025, the Company and the Holder entered into that certain waiver (the “Waiver”), pursuant to which the Holder waived all potential cash penalties under the Note as a result of the Company’s previous issuance of 3,500 shares of Series C Convertible Preferred Stock. Pursuant to the Waiver, the Holder will retain all related dilutive issuance rights under Section 1.6(e) of the Note, even if there is no event of default under the Note, provided that any adjustment under Section 1.6(e) of the Note shall be subject to a per share floor price equal to one dollar. The foregoing description of the terms of the Securities Purchase Agreement and Waiver, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the copies of the Securities Purchase Agreement and Waiver, filed hereto as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, Avalon GloboCare Corp., a Delaware corporation (the “Company”) filed a certificate of designations of preferences, rights, and limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designations”) on December 13, 2024, with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 10,000 shares of Series C Convertible Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series C Certificate of Designations. On May 29, 2025, the Company filed a certificate of amendment to the Series C Certificate of Designations (the “Certificate of Amendment”), pursuant to which the beneficial ownership limitation of 19.99% was amended to 4.99%.

The foregoing description of the terms of the Certificate of Amendment, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment filed hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, between the Company and Investor, dated as of June 4, 2025.
10.2	Waiver, between the Company and Holder, dated as of May 29, 2025.
10.3	Certificate of Amendment to the Series C Certificate of Designations, as filed on May 29, 2025, with the Department of State, Division of Corporations, of the State of Delaware.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: June 4, 2025	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer

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